Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-52265, 333-04835, 333-64998, and 333-130272 on Form S-3 and Registration Statement Nos. 333-09547, 333-33727, 333-39899, 333-87563, 333-92252, and 333-117725 on Form S-8 of Alaska Air Group, Inc. and subsidiaries of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of Alaska Air Group, Inc. and subsidiaries for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Seattle, Washington

February 17, 2006